PARADIGM'S CFO RESIGNS

Milpitas, CA - August 7, 1998 -- Paradigm Technology Inc. (Nasdaq:PRDMD - news) announced that David Campbell, CFO and Vice President of Finance, has resigned.

Replacing Campbell as acting CFO is Emeka Chukwu, who is also the Controller.

With headquarters in Milpitas, Paradigm Technology designs and markets high-speed, high-density SRAM semiconductor devices to meet the needs of advanced telecommunications, networking, workstations, high-performance PCs, advanced modems and complex military/aerospace applications. The company focuses on high-performance, sub-10ns SRAMs where its technology and product design leadership in high-speed and high-density semiconductors can best be utilized. Paradigm can be reached on the World Wide Web at www.prdm.com.